Exhibit 10.1

SECOND AMENDMENT TO

PRIME VENDOR AGREEMENT

This Second Amendment (“Second Amendment”) is made and entered into as of August 1, 2015 (“Second Amendment Effective Date”), by AmerisourceBergen Drug Corporation, a Delaware corporation (“ABDC”) on the one hand, and Diplomat Pharmacy, Inc., a Michigan corporation (“Diplomat”) for itself and on behalf of the following limited liability companies of which Diplomat is the sole member: Diplomat Specialty Pharmacy of Flint, LLC, Navigator Health Services, LLC, Diplomat Health Services, LLC, Diplomat Specialty Pharmacy of Chicago, LLC, Diplomat Specialty Pharmacy of Ft. Lauderdale, LLC, Diplomat Specialty Pharmacy Great Lakes Distribution Center, LLC, Diplomat Specialty Pharmacy of Southern California, LLC, and Navigator Pharmacy Service, LLC (Diplomat and such limited liability companies being referred to herein collectively as “Customer”) on the other hand.  This Second Amendment amends the parties Prime Vendor Agreement (“PVA”) dated January 1, 2012, as previously amended on July 20, 2012. Capitalized terms that are not defined in this Second Amendment have the meanings ascribed pursuant to the PVA.

The parties wish to amend the PVA as follows:

1.              Joinder of Burman’s. The parties recognize that on or about June 19, 2015, Customer acquired each of Burman’s Apothecary, L.L.C. and Burman’s Media Pharmacy, LLC (collectively “Burman’s”) and Burman’s desires to receive pharmaceutical Products and Services from ABDC under the terms and conditions of this PVA.  Burman’s agrees that the term “Customer” in the PVA shall refer to Burman’s.  Burman’s agrees that by executing this Second Amendment, it hereby (i) adopts the PVA and agrees to assume and be bound by all the terms, conditions, covenants, responsibilities and provisions thereof and (ii) and all related instruments, agreements and documents; (ii) execute and/or deliver such instruments, agreements and documents as ABDC may reasonably require to effectuate the intents and objects of this provision.

2.              Paragraph 7 (Term of Agreement) is amended to delete “December 31, 2016” and replace it with “September 30, 2017”, which will be referred to as the Initial Term.

3.              Paragraph 1.A. of Exhibit 1 to the PVA (Program Fees — Price of Goods) is deleted in its entirety and replaced with the following provisions below.  For the avoidance of doubt, the parties reaffirm that there is no change to the Exhibit 1 lead-in paragraph that is directly above Paragraph 1.A.

(A)                               Price of Goods and Cost discounts.

(i)                                     Customer’s Price of Goods for Products (other than those Product Categories noted in the grid below, Special Priced Products and Biosimilar Rx) will be the Product’s Cost (as defined below) as adjusted by monthly PRxO Generics Net Purchases.

Price of Goods is based in part on Customer’s elected payment terms of 30 DSO (as described in Paragraph 2.A. of Exhibit 1) as well as Customer making minimum annual Net Purchases of $1,800,000,000 (of which at least $2,500,000/month will be PRxO Generics Products). This monthly requirement of PRxO Generics purchases replaces the 98% requirement set forth in Paragraph 3(A)(i) of the PVA.

ABDC will add to the billed amount any applicable sales, use, business and occupation, gross receipts or other tax. Customer will promptly return to ABDC non-disposable equipment and material (e.g., totes, padding, pallets, packs/coolers/insulation, monitors/loggers) or pay replacement cost of items not returned within five business days.

PRODUCT CATEGORY	COST
Brand Rx (Excluding Enbrel))	[*]
Enbrel	[*]
OTC (Excluding ABDC’s private label OTC)	[*]
Drop Ships (Regardless of Product Category. Only includes purchases made from ABDC and not from any affiliate of ABDC)	[*]

(ii)           “Cost” for any non-contract Product means the price of the Product on a supplier’s price list (also known as Wholesale Acquisition Cost (WAC)) and, for any contract Product, means the applicable Customer/GPO contract price authorized by a supplier and maintained in an ABDC bid file for any contract Product. In all cases, Cost (or WAC) is determined on the date Product is allocated to Customer by ABDC and is calculated after excluding any discount for prompt payment given to ABDC by its suppliers.

(iii)          ABDC “Special Price Products” includes [*].  Special Price Products will not be priced based upon ABDC’s Cost but will instead be priced on terms set by ABDC from time to time for such Products. Customer may purchase the Special Price Products outside of ABDC, with such purchases excluded from Customer’s Primary Vendor requirement.  Special Price Product purchases from ABDC will count toward total periodic Net Purchases.

For the avoidance of doubt, Special Price Products do not include:  (a) Drop Ships, (b) any Products listed on Appendix A to this Second Amendment or (c) any new brand Rx Products that are introduced into the marketplace after the Second Amendment Effective Date (“New Brand Rx Products”).  Pricing for such Products specified in clauses (a) through (c) shall be per the Price of Goods table in Paragraph 3(A)(i) above; provided, however, if the supplier of any New Brand Rx Product has extended  economic terms  to ABDC that are less favorable than the least favorable term from the same supplier for other brand Rx Products, then such New Brand Rx Product shall be deemed a Special Price Product, and the parties will negotiate in good faith the applicable Price of Goods for such New Brand Rx Product.

(iv)                              Biosimilar Rx means a prescription-legend pharmaceutical biological product designated by the FDA, as revised from time to time, as “biosimilar” to or “interchangeable” with an FDA-licensed biological product, and which may be manufactured through biotechnology, or derived from natural resources, or produced synthetically, and includes products such as vaccines, blood and blood components, allergenics, somatic cells, gene therapy, tissues, and proteins.  The parties acknowledge that, as of the Second Amendment Effective Date, the

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §552(b)(4) and Rule 406 under the Securities Act of 1933 and submitted separately with the Securities and Exchange Commission.

various market factors used generally to establish Price of Goods for Products remain uncertain with respect to Biosimilar Rx.   As a result, the parties agree that, for those Biosimilar Rx Products that ABDC will carry in inventory for distribution to its customers, at the time each such Biosimilar Rx Product is made available for purchase in the market by the applicable supplier, the parties shall meet and negotiate in good faith a Price of Goods for the particular Biosimilar Rx that reflects their reasonable financial expectancies under the PVA.

4.              The parties acknowledge and agree that Paragraph 1.F. of Exhibit 1 (Market Competitiveness) has been satisfied by way of this Second Amendment and is deleted in its entirety as of the Second Amendment Effective Date.

5.              Paragraph 2.A. of Exhibit 1 (Payment Terms) is deleted and replaced with the following:

Customer agrees to Net 30 DSO payment terms, meaning that payment for purchases made the first of the month through the 15th of the month are due on or before 23 days from a Semi-Monthly statement date, and purchases made from the 16th of the month through the end of the month are due on or before 23 days from end of month statement. Payment must be made by EFT or a surcharge will apply.

6.              The following new provision and rebate is added to the PVA as Paragraph 1.G. of Exhibit 1:

Customer is eligible to receive a one-time rebate equal to a [*]% discount off of its first $[*] in Net Purchases made following the Second Amendment Effective Date.  This volume rebate will be paid and applied by ABDC as a $[*] credit to Customer’s account within 10 days of being earned.

7.              The following new provision and PRxO Generics rebate is added to the PVA as Paragraph 1.H. of Exhibit 1:

PRxO Generics Rebates.  Within 30 days after each month during which Customer met the Prime Vendor requirements and made PRxO Generics Net Purchases of at least $2,500,000, ABDC will issue a credit to Customer on Net Purchases of eligible PRxO Generics during the month per the below grid (“PRxO Rebate”).  Only one level of rebate is credited based on Customer’s Net Purchases of PRxO Generics during the month, without carryover, as pro-rated for partial months.  Eligible PRxO Generics exclude drop ship, unit dose, injectable, specialty and biosimilar products.

PRxO Generics Net Purchases During Month					PRxO Rebate %
$	[*]	to	$	[*]	[*]	%
$	[*]	to	$	[*]	[*]	%
$	[*]	to	$	[*]	[*]	%
$	[*]	to	$	[*]	[*]	%
$	[*]	to	$	[*]	[*]	%
$	[*]	to	$	[*]	[*]	%
$	[*]	to	$	[*]	[*]	%
$	[*]	to	$	[*]	[*]	%
$	[*]	to	$	[*]	[*]	%
$	[*]	to	$	[*]	[*]	%
$	[*]	&	Above		[*]	%

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §552(b)(4) and Rule 406 under the Securities Act of 1933 and submitted separately with the Securities and Exchange Commission.

8.              Paragraph 3.A. of Exhibit 1 is amended to reflect the parties understanding that Customer will make Net Purchases of at least $1,800,000,000 per contract Year commencing after this Second Amendment Effective Date.

This Second Amendment is the complete understanding of the parties with respect to its subject matter and supersedes all prior or contemporaneous communications between the parties concerning such subject matter.  If there is any conflict between the terms of this Second Amendment and the PVA, this Second Amendment shall control, provided that this Second Amendment references the provision in the PVA that it is intended to modify. Following the Second Amendment Effective Date, the PVA (as amended) remains in full force and effect. This Second Amendment shall be governed and construed according to the choice of governing law pursuant to the PVA.

IN WITNESS WHEREOF and intending to be legally bound hereby, the duly authorized representatives of the parties have executed this Second Amendment to be effective as of the Second Amendment Effective Date.

AmerisourceBergen Drug Corporation

By:	/s/ Barry Sandler
Name:	Barry Sandler
Title:	V.P. Strategic Accounts

Diplomat Pharmacy, Inc., for itself and on behalf of the following other entities of which Diplomat Pharmacy, Inc. is the sole member:

Diplomat Specialty Pharmacy of Flint, LLC

Navigator Health Services, LLC

Diplomat Health Services, LLC

Diplomat Specialty Pharmacy of Chicago, LLC

Diplomat Specialty Pharmacy of Ft. Lauderdale, LLC

Diplomat Specialty Pharmacy Great Lakes Distribution Center, LLC

Diplomat Specialty Pharmacy of Southern California, LLC

Navigator Pharmacy Service, LLC

By:	/s/ Gary W. Kadlec
Name:	Gary W. Kadlec
Title:	President

ACKNOWLEDGED AND AGREED BY:

Burman’s Apothecary, L.L.C.

By:	/s/ Gary W. Kadlec
Name:	Gary W. Kadlec
Title:	President

Burman’s Media Pharmacy, LLC

By:	/s/ Gary W. Kadlec
Name:	Gary W. Kadlec
Title:	President

Appendix A to Second Amendment

Effective August 1, 2015, the following products will be considered Brand Rx:

Product Description	NDC	UPC Barcode

[*]	[*]	[*]

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §552(b)(4) and Rule 406 under the Securities Act of 1933 and submitted separately with the Securities and Exchange Commission.